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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of HomeCom Communications, Inc. of our report, dated February 8, 1999, on our audits of the financial statements of Ganymede Corporation. We also consent to the reference to our firm under the caption "Experts."


Ostrow, Reisin Berk & Abrams, Ltd.
Chicago, Illinois
January 24, 2000